Exhibit 99.1

SEE Announces Cash Tender Offer For Any and All 5.500% Senior Notes Due 2025

CHARLOTTE, N.C., June 17, 2024 – Sealed Air Corporation (“SEE”) (NYSE: SEE) today announced that it has commenced a cash tender offer (the “Tender Offer”) for any and all of its outstanding 5.500% Senior Notes due 2025 (the “Notes”). A comprehensive description of the terms of the Tender Offer is included in SEE’s Offer to Purchase, dated June 17, 2024 (the “Offer to Purchase”), and the related Notice of Guaranteed Delivery (the “Notice of Guaranteed Delivery” and, together with the Offer to Purchase, the “Offer Documents”).

The following table summarizes the material pricing terms of the Tender Offer, which is being made upon, and is subject to, the terms and conditions set forth in the Offer Documents.

Title of Security	CUSIPs / ISINs	Principal Amount Outstanding	U.S. Treasury Reference Security	Bloomberg Reference Page	Fixed Spread
5.500% Senior Notes due 2025	81211KAX8/US1211KAX81 (Rule 144A), U81193 AP6 / USU81193AP68 (Regulation S)	$400,000,000	2.875% due June 15, 2025	PX4	50 bps

The Tender Offer will expire at 5:00 p.m., New York City time, on June 24, 2024, unless extended or earlier terminated by SEE (the “Expiration Date”). No tenders submitted after the Expiration Date will be valid. Tenders of Notes may be withdrawn any time at or prior to 5:00 p.m., New York City time, on June 24, 2024, by following the procedures described in the Offer to Purchase.

The consideration (the “Total Consideration”) offered for each $1,000 principal amount of the Notes validly tendered and not validly withdrawn and accepted for purchase pursuant to the Tender Offer will be determined in the manner described in the Offer to Purchase by reference to the fixed spread for the Notes specified in the table above plus the yield to maturity based on the bid-side price of the Reference Security specified in the table above, as quoted on the Bloomberg Bond Trader PX4 page as of 2:00 p.m., New York City time, on June 24, 2024, unless extended or earlier terminated by SEE. In addition to the Total Consideration, SEE will also pay accrued and unpaid interest on Notes purchased up to, but not including, the Settlement Date (as defined below). The Settlement Date for Notes validly tendered and not validly withdrawn and accepted for purchase and delivered at or prior to the Expiration Date or delivered pursuant to the guaranteed delivery procedures described in the Offer to Purchase is expected to be June 28, 2024, four business days after the Expiration Date (the “Settlement Date”). Additionally, SEE intends, but is not obligated, to satisfy and discharge any outstanding Notes that are not tendered in the Tender Offer. However, there can be no assurance that such Notes will be satisfied and discharged.

Holders must validly tender (and not validly withdraw) their Notes at or prior to the Expiration Date, or deliver a properly completed and duly executed Notice of Guaranteed Delivery for their Notes at or prior to the Expiration Date, and tender their Notes at or prior to the Guaranteed Delivery Date (as defined in the Offer to Purchase), in accordance with the instructions set forth in the Offer to Purchase, in order to be eligible to receive the Total Consideration. In addition, holders whose Notes are accepted for purchase in the Tender Offer will receive accrued and unpaid interest from the last interest payment date to, but not including, the Settlement Date.

SEE’s obligation to accept for purchase and to pay for the Notes validly tendered and not validly withdrawn pursuant to the Tender Offer is subject to the satisfaction or waiver of certain conditions, which are more fully described in the Offer to Purchase, including, among others, SEE and Sealed Air Corporation (US) completing the offering and sale of new debt securities (the “New Notes Offering”) on terms acceptable to SEE.

The Tender Offer does not constitute an offer to sell or a solicitation of an offer to buy any securities or other financial instruments that may be issued or otherwise incurred in connection with the New Notes Offering. SEE reserves the right, subject to applicable law, in its sole discretion, to: (i) waive any and all conditions to the Tender Offer at any time and from time to time; (ii) extend or terminate the Tender Offer; or (iii) otherwise amend the Tender Offer in any respect. SEE is not soliciting consents from holders of securities in connection with the Tender Offer.

Nothing contained in the Offer to Purchase will prevent SEE from exercising its rights to redeem, defease or satisfy or otherwise discharge its obligations with respect to all or a portion of Notes by depositing cash or securities with the trustee in accordance with the indenture governing the Notes.

SEE has retained J.P. Morgan Securities LLC to act as exclusive Dealer Manager. Global Bondholder Services Corporation has been retained to serve as both the depositary and the information agent (the “Depositary and Information Agent”) for the Tender Offer. For additional information regarding the terms of the Tender Offer, please contact: J.P. Morgan Securities LLC at (866) 834-4666 (toll free) or (212) 834-3554 (collect). Requests for copies of the Offer to Purchase and other related materials should be directed to Global Bondholder Services Corporation at contact@gbsc-usa.com (email), 1-855-654-2014 (U.S. Toll Free), 1-212-430-3774 (Banks and Brokers).

Copies of the Offer to Purchase and Notice of Guaranteed Delivery are available at the following web address: https://www.gbsc-usa.com/sealedair/.

This press release is for informational purposes only and is not an offer to purchase or a solicitation of an offer to sell with respect to any Notes nor is this announcement an offer to sell or a solicitation of an offer to purchase new debt securities. The Tender Offer is being made solely pursuant to the Offer Documents, which set forth the complete terms and conditions of the Tender Offer. The Tender Offer is not being made to, nor will SEE accept tenders of Notes from, holders in any jurisdiction in which the making or acceptance thereof would not be in compliance with the securities, blue sky or other laws of such jurisdiction. This press release does not constitute a notice of satisfaction and discharge with respect to the Notes.

None of SEE, its affiliates, their respective board of directors, the Dealer Manager, the trustee of the Notes or the Depositary and Information Agent makes any recommendation to any holder of Notes in connection with the Tender Offer. Holders must make their own decisions as to whether to tender their Notes and, if so, the principal amount of Notes to tender.

About SEE

Sealed Air Corporation (NYSE: SEE), is a leading global provider of packaging solutions that integrate sustainable, high-performance materials, automation, equipment and services. SEE designs, manufactures and delivers packaging solutions that preserve food, protect goods and automate packaging processes. We deliver our packaging solutions to an array of end markets including fresh proteins, foods, fluids and liquids, medical and life science, e-commerce retail, logistics and omnichannel fulfillment operations, and industrials. Our globally recognized solution brands include CRYOVAC® brand food packaging, LIQUIBOX® brand liquids systems, SEALED AIR® brand protective packaging, AUTOBAG® brand automated packaging systems, and BUBBLE WRAP® brand packaging. In 2023, SEE generated $5.5 billion in sales and has approximately 17,000 employees who serve customers in 115 countries/territories.

Website Information

We routinely post important information for investors on our website in the Investors section. We use this website as a means of disclosing material, non-public information and for complying with our disclosure obligations under Regulation FD. Accordingly, investors should monitor the Investors section of our website, in addition to following our press releases, SEC filings, public conference calls, presentations and webcasts. The information contained on, or that may be accessed through, our website is not incorporated by reference into, and is not a part of, this document.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995 concerning our business, consolidated financial condition, results of operations and cash flows. Forward-looking statements are subject to risks and uncertainties, many of which are outside our control, which could cause actual results to differ materially from these statements. Therefore, you should not rely on any of these forward-looking statements. Forward-looking statements can be identified by such words as “anticipate,” “believe,” “plan,” “assume,” “could,” “should,” “estimate,” “expect,” “intend,” “potential,” “seek,” “predict,” “may,” “will” and similar references to future periods. All statements other than statements of historical facts included in this press release regarding our strategies, prospects, financial condition, operations, costs, plans and objectives are forward-looking statements. Examples of forward-looking statements include, among others, statements we make regarding expected future operating results, expectations regarding the results of restructuring and other programs, expectations regarding future impacts of acquisitions, anticipated levels of capital expenditures and expectations of the effect on our financial condition of claims, litigation, environmental costs, contingent liabilities and governmental and regulatory investigations and proceedings.

The following are important factors that we believe could cause actual results to differ materially from those in our forward-looking statements: global economic and political conditions, including recessionary and inflationary pressures, currency translation and devaluation effects, changes in raw material pricing and availability, competitive conditions, the success of new product offerings, failure to realize synergies and other financial benefits from acquisitions within the expected time frames, greater than expected costs or difficulties related to acquisition integrations, consumer preferences, the effects of animal and food-related health issues, the effects of epidemics or pandemics, negative impacts related to the ongoing conflict between Russia and Ukraine and related sanctions, export restrictions and other counteractions thereto, uncertainties relating to existing or potential increased hostilities in the Middle East, changes in energy costs, environmental matters, the success of our restructuring activities, the success of our merger, acquisition and equity investment strategies, the success of our financial growth, profitability, cash generation and manufacturing strategies and our cost reduction and productivity efforts, changes in our credit ratings, regulatory actions and legal matters and the other information referenced in the “Risk Factors” section appearing in our most recent Annual Report on Form 10-K, as filed with the Securities and Exchange Commission, and as revised and updated by our Quarterly Reports on Form 10-Q and Current Reports on Form 8-K. Any forward-looking statement made by us is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to publicly update any forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Company Contacts
Investor Relations
Brian Sullivan
brian.c.sullivan@sealedair.com
704.503.8841

Louise Lagache
louise.lagache@sealedair.com

Media
Christina Griffin
christina.griffin@sealedair.com
704.430.5742